Exhibit 99.1

P3 Health Partners Reaffirms Guidance

For 2022 and Announces Guidance For 2023

Henderson, Nev., January 11, 2023 -- P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, is participating in J.P. Morgan’s 41st Annual Healthcare Conference, being held in San Francisco, CA from January 9-12, 2023. In advance of the associated presentation, P3 is reaffirming full-year 2022 financial guidance and announcing financial guidance for the full-year 2023.

•	For the full-year 2022, P3 is reaffirming the revenue guidance range given on the third quarter earnings call of between $1.025 billion and $1.075 billion, representing a 61% to 69% increase over 2021.

•	The at-risk Medicare Advantage membership is still expected to be greater than 100,000 for the full-year 2022, representing a roughly 35% increase over prior year.

•	Adjusted EBITDA loss is expected to be between $118 million and $128 million, as previously announced.

•	For full-year 2023, the Company’s preliminary guidance is as follows:

▪	At-risk Medicare Advantage membership is expected to be in a range of 115,000 to 120,000

▪	Revenue is expected to be in a range of $1.20 billion to $1.25 billion

▪	The Company expects that 2023 Adjusted EBITDA loss will be between $40 million and $60 million.

•	The Company anticipates that its Adjusted EBITDA will be positive in 2024.

Dr. Sherif Abdou, P3’s Co-Founder and Chief Executive Officer, is scheduled to present on Wednesday, January 11 at 5:15 pm Pacific Time.

A live audio webcast of the presentation is available here. A replay will be available on P3’s investor relations webpage (ir.p3hp.org) for 30 days following the presentation. The presentation materials can be found on the Company’s investor relations webpage.

About P3 Health Partners (NASDAQ: PIII):

P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,500 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of more than 100,000 patients in 15 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.

Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA. EBITDA is defined as GAAP net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to add back the effect of certain expenses, such as (iv) mark-to-market warrant expense, (v) premium deficiency reserves, (vi) stock-based compensation expense, (vii) goodwill impairment, (viii) transaction expenses, (ix) transaction bonuses, (x) transaction related litigation expense and (xi) restatement related costs. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

The Company is not able to provide a quantitative reconciliation of its full-year 2022 and 2023 Adjusted EBITDA guidance to net income (loss), the most directly comparable GAAP measure, and has not provided forward-looking guidance for net income (loss) because of the uncertainty around certain items that may impact net income (loss) that are not within our control or cannot be reasonably predicted without unreasonable effort.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance, anticipated results for the full fiscal year 2022, the Company’s outlook as to revenue, at-risk Medicare Advantage membership and Adjusted EBITDA loss for the full-year 2023; and our expectation to achieve Adjusted EBITDA profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on October 21, 2022, as updated by the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Contacts:

Karen Blomquist
Vice President, Investor Relations
P3 Health Partners
kblomquist@p3hp.org

Kassi Belz
Executive Vice President, Communications
P3 Health Partners
kbelz@p3hp.org

Steve Halper

Managing Director

LifeSci Advisors

shalper@lifesciadvisors.com